EXHIBIT 10.2
CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS
          It is hereby agreed by and between you, Randhir Thakur (“you”), and SanDisk Corporation (the “Company”), pursuant to this Confidential Separation Agreement and General Release of Claims (“Agreement”), as follows:
          1. Employment through Separation Date. You acknowledge that the Company agrees to retain you in the position of Executive Vice President through the Separation Date, as set forth in paragraph 2 below. Your duties will continue as currently assigned, except as otherwise directed by your current management. Such duties may include various transitional duties, including but not limited to, your execution of paperwork related to your removal from Company subsidiary boards.
          2. Separation of Employment. You acknowledge that your employment with the Company will end, effective May 9, 2008 (“Separation Date”). You acknowledge that you are to perform no duties, functions or services for the Company as an employee after the Separation Date.
          3. No Unlawful Conduct. You warrant that you have not engaged in any unlawful conduct in the course of the discharge of your duties for the Company.
          4. Consideration.
               a. Employment through the Separation Date. In exchange for your promises in this Agreement, including your general release of claims in paragraphs 10 and 13 of this Agreement, if you sign and do not revoke this Agreement, the Company agrees to permit you to remain employed by the Company through the Separation Date, notwithstanding its right to terminate your employment immediately. Through the Separation Date, the Company agrees to continue your annual base salary of FOUR HUNDRED THOUSAND EIGHT HUNDRED THIRTY NINE DOLLARS ($400,839), to be paid on a pro rata basis, in accordance with the Company’s regular payroll practices. The Parties agree that this compensation will represent wages and will therefore be subject to income tax and other legally required withholding, and will be reported by the Company as income to you on IRS Form W-2.
               b. Separation Pay. In exchange for your promises in this Agreement, including your general release of claims in paragraphs 10 and 13 of this Agreement, if you sign and do not revoke this Agreement and timely sign and do not revoke the Further Release of Claims set forth in Appendix A of this Agreement (“Further Release”), the Company agrees to pay you the gross sum of THREE HUNDRED THOUSAND SIX HUNDRED TWENTY NINE DOLLARS ($300,629), equivalent to nine (9) months’ base salary. This payment shall be made to you within ten (10) days of your execution of the Further Release following your Separation Date. The Company is not required to pay you this sum if you fail to sign, or you revoke, the Further Release. The Parties agree that this payment will represent wages and will therefore be subject to income tax and other legally required withholding, and will be reported by the Company as income to you on IRS Form W-2.
               c. Accelerated Vesting of Unvested Stock Options. In exchange for your promises in this Agreement, including your general release of claims in paragraphs 10 and 13 of this Agreement, if you sign and do not revoke this Agreement and timely sign and do not revoke the Further Release, the Company agrees to provide you ten (10) months of accelerated vesting of your unvested stock options as of your Separation Date. The Company is not required to provide you with this accelerated vesting if you fail to sign, or you revoke, the Further Release.
               d. COBRA Payments. After your Separation Date, you will receive a COBRA notification statement that will explain your entitlement to purchase for a limited period of time continued health insurance coverage under the Company’s existing health care policies, at your own cost. The amount of your monthly COBRA payment will vary, depending upon the number of dependents you choose to cover. In exchange for your promises in this Agreement, including your general release of claims in paragraphs 10 and 13 of this Agreement, if you sign and do not revoke this Agreement and timely sign and do not revoke the Further Release, the Company agrees to pay your monthly COBRA payments for a total of twelve (12) months or until you obtain comparable group health insurance coverage, whichever occurs first. The Company is not required to make these payments if you fail to sign, or you revoke, the Further Release.

          5. Acknowledgment of Consideration. You acknowledge that the payments and benefits described in paragraphs 4(a), 4(b), 4(c) and 4(d) above, represent amounts and benefits above and beyond those to which you would be entitled if you did not enter this Agreement and the Further Release of Claims set forth in Appendix A.
          6. Indemnification. You understand and agree that the Company and its attorneys are neither providing tax or legal advice, nor making representations regarding tax obligations or consequences, if any, related to this Agreement. You further agree that you will assume any such tax obligations or consequences that may arise from this Agreement, and you shall not seek any indemnification from the Company in this regard. You agree that in the event that any taxing body determines that additional taxes are due from you, you acknowledge and assume all responsibility for the payment of any such taxes and agree to indemnify, defend and hold the Company harmless for the payment of such taxes, and any failure to withhold. You further agree to pay, on the Company’s behalf, any interest or penalties imposed as a consequence of such tax obligations, and to pay any judgments, penalties, taxes, costs and attorneys’ fees incurred by the Company as a consequence of your failure to pay any taxes due.
          The Company agrees to indemnify you for all necessary expenditures or losses incurred by you in direct consequence of the proper discharge of your duties for the Company.
          7. Proprietary Information and Inventions Agreement. You agree that you will comply in all respects with the proprietary information and inventions agreement (“PIIA”). You further agree that if you breach the PIIA, then (a) the Company shall be entitled to apply for and receive an injunction to restrain such breach; (b) the Company shall not be obligated to provide you with the pay and benefits set forth in paragraphs 4(a), 4(b), 4(c) and 4(d) above, and (c) the Company may file a lawsuit seeking monetary damages, notwithstanding any other provision of this Agreement. In any such action to restrain breach of or enforce the terms of the PIIA, the prevailing party shall be entitled to its or his costs and expenses, including reasonable attorneys’ fees.
          8. Confidential Information/Company Property. You acknowledge that all tangible information, including all files, records, summaries, bills, invoices, copies, excerpts, data, memoranda, letters, notes, written policies and procedures manuals and other information or material pertaining to your work at the Company or containing Confidential Information which came into your custody, possession or knowledge or were compiled prepared, developed or used by you at any time in the course of or in connection with your work at the Company, electronic or otherwise, and all tangible property put in your custody or possession by the Company in connection with your work at the Company is solely the property of the Company, and you agree that you will immediately return to the Company all such information in your possession or control. You also agree to immediately return to the Company all other Company property and equipment.
          9. Cooperation. You agree to cooperate fully with any Releasee (as defined in paragraph 10 below), and any corporate affiliate of any Releasee, including any attorney retained by any Releasee, in connection with any pending or future litigation or investigatory matter. You acknowledge that such cooperation may include, but shall in no way be limited to, you being available for an interview with any of the Releasees, or any attorney or agent retained by any of the Releasees, providing to any of the Releasees any documents in your possession or under your control that may relate to the litigation or investigatory matter, and providing truthful sworn statements in connection with the litigation or investigatory matter.
          You also agree to provide ongoing assistance related to your service on Company subsidiary boards, including but not limited to, executing paperwork related to your removal from Company subsidiary boards and other transitional duties.
          The Company agrees to pay you $200.00 per hour for the time you spend complying with your obligations under this paragraph; provided, however, you agree to provide the Company at no charge a total of eight (8) hours of your time to fulfill your obligations under this paragraph. The Company further agrees to reimburse you for all reasonable and actual expenses incurred and substantiated by you in fulfilling your obligations under this paragraph, subject to the Company’s approval of any expenses before they are incurred.
          10. Full and General Release of the Company. In consideration for the payments and benefits provided for in paragraph 4(a), 4(b), 4(c) and 4(d) of this Agreement, you unconditionally release and forever discharge the Company, and its affiliates, parents, subsidiaries, related companies, successors, predecessors, and assigns, and all of its and their officers, directors, partners, shareholders, employees, consultants, agents, representatives, and attorneys, past and present, and each of them (collectively referred to herein as “Releasees”), from any and all claims, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution of this Agreement, including, but not limited to, claims that arise out of or in any way relate to your employment or separation from employment with the Company. You acknowledge and agree that this general release includes, but is not limited to, any claims for salary, bonuses, compensation (except as specified in this Agreement), wages, penalties, premiums, severance pay, vacation pay or any benefits under the Employee Retirement Income Security Act of 1974, as amended. You acknowledge and agree that this general release includes, but is not limited to, claims of breach of implied or express employment contracts or covenants, defamation, wrongful termination, public policy violations, emotional distress and related matters, claims of discrimination or harassment under federal, state or local laws, and claims based on any federal, state or other governmental statute, regulation or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act, the California Constitution, the California Industrial Welfare Commission Wage Orders, and the California Government Code. You expressly understand that among the various rights and claims being waived by you in this Agreement are those arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and in that regard you specifically acknowledge that you have read and understand the provisions of paragraph 16 below before signing this Agreement.
          Excluded from this Release are any claims or rights that cannot be waived by law. These rights include the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency. You are waiving, however, your right to any monetary recovery or other relief in connection with such a charge. Also excluded from this Release are any rights or claims arising under this Agreement, including your right to be reimbursed for legal or other expenses you reasonably incur as the result of your discharge of duties for the Company.
          11. Release of You from Known Claims. In consideration for your promises set forth in this Agreement, the Company hereby releases you and your attorney(s), agents, representatives, successors, and assigns from any and all known claims, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution of this Agreement.
          Excluded from this Release are any unknown claims as well as any claims or rights arising under this Agreement or the PIIA.
          12. Covenant Not to Sue. A “covenant not to sue” is a legal term which means you promise not to file a lawsuit in court. It is different from the General Release of claims contained in paragraph 10 above. Besides waiving and releasing the claims covered by paragraph 10 above, you represent and warrant that you have not filed, and agree that you will not file, or cause to be filed, any judicial complaint or lawsuit involving any claims you have released in paragraph 10, and you agree to withdraw any judicial complaints or lawsuits you have filed, or were filed on your behalf, prior to the effective date of this Agreement. Notwithstanding this Covenant Not to Sue, you may bring a claim against the Company to enforce this Agreement or to challenge the validity of this Agreement under the ADEA. You agree and acknowledge that if you sue the Company or any other Releasee in violation of this Agreement, then you shall pay all legal expenses, including reasonable attorneys’ fees, incurred by any Releasee in defending against your suit. Alternatively, if you sue the Company in violation of this Agreement, you may, at the Company’s option, be required to return all monies and other benefits paid to you pursuant to paragraphs 4(b) and 4(d) of this Agreement, except for $1,000.00. In that event, the Company shall be excused from making any further payments or continuing any other benefits otherwise owed to you under paragraphs 4(b), (4c) and 4(d) of this Agreement.
          In consideration for your promises set forth in this Agreement, the Company promises and agrees that it will not file, or cause to be filed, any judicial complaint or lawsuit involving any claims that it has released in paragraph 11, above, except by way of setoff against any claims you may file or to seek recovery from you for any breach of this Agreement, including but not limited to a breach of Paragraph 12, above.
          13. Release of Unknown Claims by You. For the purpose of implementing a full and complete release, you expressly acknowledge and agree that this Agreement resolves all legal claims you may have against the Company and the Releasees as of the date of this Agreement, including but not limited to claims that you did not know or suspect to exist in your favor at the time of the effective date of this Agreement, despite the fact that California Civil Code section 1542 or other applicable law may provide otherwise. You expressly waive any and all rights which you may have under the provisions of section 1542 of the California Civil Code or any similar law. Section 1542 provides:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

          14. Further Release of Claims. In consideration for the compensation and benefits being provided to you in this Agreement, you hereby agree to execute following your Separation Date the Further Release of Claims attached hereto as Appendix A and incorporated herein by reference as a condition to receiving the payments and benefits described in paragraphs 4(b), 4(c) and 4(d) of this Agreement.
          15. Voluntary Agreement. You acknowledge that you hereby have been advised in writing to consult with an attorney before you sign this Agreement. You understand that you have twenty-one (21) days within which to decide whether to sign this Agreement, although you may sign this Agreement at any time within the twenty-one (21) day period. If you do sign it, you also understand that you will have an additional seven (7) days after you sign to change your mind and revoke the Agreement, in which case a written notice of revocation must be delivered to Tom Baker, VP Human Resources, 601 McCarthy Blvd, Milpitas, CA 95035, on or before the seventh (7th) day after your execution of the Agreement. You understand that the Agreement will not become effective until after that seven (7) day period has passed. You acknowledge that you are signing this Agreement knowingly and voluntarily and intend to be bound legally by its terms.
          16. No Representations. You hereby acknowledge that no promise or inducement has been offered to you, except as expressly stated above, and you are relying upon none. This Agreement supersedes any other written or oral understandings and may not be amended, modified or superseded except by a written agreement signed by both you and the Company. No oral statement by any employee of the Company shall modify or otherwise affect the terms and provisions of this Agreement.
          17. On-The-Job Injury. You certify that you have not experienced a job-related illness or injury for which you have not already filed a claim.
          18. Filing Acknowledgement. You acknowledge and understand that for purposes of the Securities Exchange Act and/or Securities and Exchange Commission requirements, the Company may be required to file a public disclosure regarding both your departure and the terms of this Separation Agreement.
          19. Binding Agreement. This Agreement shall be binding upon you and your heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.
          20. Severability. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement.
          21. Non-Admission of Liability. This Agreement does not constitute an admission that the Company or any other Releasee has violated any law, rule, regulation, contractual right or any other duty or obligation.
          22. Governing Law. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced, and governed under the law of that state. The language of all parts in this Agreement shall be construed as a whole, according to fair meaning, and not strictly for or against any party.
          23. Entire Agreement. This Agreement and the PIIA set forth the entire agreement between you and the Company pertaining to the subject matter of this Agreement.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: May 2, 2008	/s/ Randhir Thakur
RANDHIR THAKUR

Dated: May 2, 2008	SANDISK CORPORATION

	By:	/s/ Tom Baker

Tom Baker

	Its:	Senior Vice President, Human Resources

APPENDIX A
FURTHER RELEASE OF CLAIMS
[TO BE EXECUTED AFTER THE MAY 9, 2008 SEPARATION DATE]
          This is a Further Release of Claims (“Further Release”) is given by Randhir Thakur to SanDisk Corporation (the “Company”).
          1. Further Full and General Release of the Company. In consideration for the payments and benefits provided to you in the Confidential Separation Agreement and General Release of Claims (“Separation Agreement”), you unconditionally release and forever discharge the Company, and its affiliates, parents, subsidiaries, related companies, successors, predecessors, and assigns, and all of its and their officers, directors, partners, shareholders, employees, consultants, agents, representatives, and attorneys, past and present, and each of them (collectively referred to herein as “Releasees”), from any and all claims, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution of this Further Release, including, but not limited to, claims that arise out of or in any way relate to your employment or separation from employment with the Company. You acknowledge and agree that this general release includes, but is not limited to, any claims for salary, bonuses, compensation (except as specified in this Agreement), wages, penalties, premiums, severance pay, vacation pay or any benefits under the Employee Retirement Income Security Act of 1974, as amended. You acknowledge and agree that this general release includes, but is not limited to, claims of breach of implied or express employment contracts or covenants, defamation, wrongful termination, public policy violations, emotional distress and related matters, claims of discrimination or harassment under federal, state or local laws, and claims based on any federal, state or other governmental statute, regulation or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act, the California Constitution, the California Industrial Welfare Commission Wage Orders, and the California Government Code. You expressly understand that among the various rights and claims being waived by you in this Further Release are those arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and in that regard you specifically acknowledge that you have read and understand the provisions of paragraph 5 below before signing this Further Release.
          Excluded from this Further Release are any claims or rights that cannot be waived by law. These rights include the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency. You are waiving, however, your right to any monetary recovery or other relief in connection with such a charge. Also excluded from this Further Release are any rights or claims arising under the Separation Agreement, including your right to be reimbursed for legal or other expenses you reasonably incur as the result of your discharge of duties for the Company.
          2. Further Release of You from Known Claims. In consideration for your promises set forth in the Separation Agreement, the Company hereby releases you and your attorney(s), agents, representatives, successors, and assigns from any and all known claims, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution of this Further Release.
          Excluded from this Release are any unknown claims as well as any claims or rights arising under the Separation Agreement or the PIIA.
          3. Covenant Not to Sue. A “covenant not to sue” is a legal term which means you promise not to file a lawsuit in court. It is different from the General Release of claims contained in paragraph 1 above. Besides waiving and releasing the claims covered by paragraph 1 above, you represent and warrant that you have not filed, and agree that you will not file, or cause to be filed, any judicial complaint or lawsuit involving any claims you have released in paragraph 1, and you agree to withdraw any judicial complaints or lawsuits you have filed, or were filed on your behalf, prior to the effective date of this Further Release. Notwithstanding this Covenant Not to Sue, you may bring a claim against the Company to enforce the Separation Agreement or Further Release or to challenge the validity of the Separation Agreement or Further Release under the ADEA. You agree and acknowledge that if you sue the Company or any other Releasee in violation of this Agreement, then you shall pay all legal expenses, including reasonable attorneys’ fees, incurred by any Releasee in defending against your suit. Alternatively, if you sue the Company in violation of this Agreement, you may, at the Company’s option, be required to return all monies and other benefits paid to you pursuant to paragraphs 4(b) and 4(d) of the Separation Agreement, except for $1,000.00. In that event, the Company shall be excused from making any further payments or continuing any other benefits otherwise owed to you under paragraphs 4(b), 4(c) and 4(d) of the Separation Agreement.
          In consideration for your promises set forth in the Separation Agreement, the Company promises and agrees that it will not file, or cause to be filed, any judicial complaint or lawsuit involving any claims that it has released in paragraph 2, above.
          4. Release of Unknown Claims by You. For the purpose of implementing a full and complete release, you expressly acknowledge and agree that this Agreement resolves all legal claims you may have against the Company and the Releasees as of the date of this Agreement, including but not limited to claims that you did not know or suspect to exist in your favor at the time of the effective date of this Agreement, despite the fact that California Civil Code section 1542 or other applicable law may provide otherwise. You expressly waive any and all rights which you may have under the provisions of section 1542 of the California Civil Code or any similar law. Section 1542 provides:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
          5. Voluntary Agreement. You acknowledge that you hereby have been advised in writing to consult with an attorney before you sign this Further Release. You understand that you have twenty-one (21) days within which to decide whether to sign this Further Release, although you may sign this Agreement at any time within the twenty-one (21) day period. If you do sign it, you also understand that you will have an additional seven (7) days after you sign to change your mind and revoke the Further Release, in which case a written notice of revocation must be delivered to Tom Baker, VP Human Resources, 601 McCarthy Blvd, Milpitas, CA 95035, on or before the seventh (7th) day after your execution of the Further Release. You understand that the Further Release will not become effective until after that seven (7) day period has passed. You acknowledge that you are signing this Further Release knowingly and voluntarily and intend to be bound legally by its terms.
     PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: , 2008

Randhir Thakur

Dated: , 2008	SANDISK CORPORATION

By:

Tom Baker

Its:

SVP Human Resources